Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw Corporate Secretary (631) 727-5667	4 West Second Street Riverhead, NY 11901 (631) 727-5667 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE SECOND QUARTER OF 2007

Riverhead, New York, July 16, 2007 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the second quarter of 2007. Earnings-per-share for the quarter were $0.54, a decrease of 1.8 percent from $0.55 during the comparable period of 2006. Net income for the quarter was $5,332,000, down 5.4 percent from the same quarter last year. Earnings-per-share for the year to date were $1.04, a decrease of 1.0 percent from $1.05 during the comparable period of 2006. Net income for the year to date was $10,481,000, down 3.5 percent from the same period last year. A detailed financial summary follows the text of this release.

Chairman, President, and Chief Executive Officer, Thomas S. Kohlmann, commented, “As we had expected, our earnings slowed during the past quarter as the industry sorts out the issues of unsustainable pricing and overcapacity, both nationally and regionally, as well as the implications of a yield curve that remained inverted until late in the quarter. Most fundamentally, while our interest income increased modestly by 2.5 percent, our cost of funding increased substantially by 23.9 percent, each in comparison to the second quarter of 2006. The most noticeable shift was out of less expensive savings, N.O.W., and money market deposits into higher-priced certificates of deposit with balances greater than $100,000, this primarily in response to intense competition on Long Island from new entrants trying to establish a position in our market. One of our key objectives has been to preserve both the quality and profitability of our loan portfolio in the face of similarly intense competition in our primary market. As a result, total assets remained essentially flat from year to year. This, in combination with costlier funding, resulted in contraction in our net interest income of 4.1 percent. Even with this, we were able to maintain a net interest margin (fully taxable equivalent) of 5.03 percent, among the best in the industry. Further, owing to tight capital management, we were able to limit the contraction in earnings per share to just 1.8 percent. Return on equity, the most important indicator of our performance and profitability, was 20.66 percent, or more than double that for the quarter most recently reported for banks in the New York metropolitan area where that measure amounted to 9.16 percent (Source – SNL Securities for the quarter ended March 31, 2007).”

Mr. Kohlmann continued, “The good news is that the yield curve has finally regained some upward slope, though admittedly shallow, which permits a more normal relationship between banking customers’ inclination to borrow over longer terms and deposit money for shorter terms. Rates on longer term money are also modestly higher than they have been over the past several years. The maturities of Suffolk Bancorp’s assets and liabilities are fairly closely matched over the next twelve months, so the effect of this development will take several quarters to find its way into our income statement. But in general, as long as the economy continues to expand, this is a positive development. We see further good news in the quality of our loan portfolio, with net recoveries for the quarter and the year-to date, and non-performing assets totaling less than $1 million against total loans of $927 million. Our Allowance for Loan Losses stands at a robust 7.91 times non-performing assets. As anyone who has followed our company for any length of time would expect, we have no exposure to the sub-prime markets, either directly in our own portfolio, or indirectly through the collateralized mortgage obligations in our investment portfolio.”

He finished saying, “This approach has positioned us well to navigate current uncertainties in the banking industry. We still face competition from weaker competitors whose practices occasionally puzzle us, but, in the long run, we see the best return to our shareholders in sticking to our basic objectives. Those revolve around providing small and medium-sized businesses, as well as professionals and our loyal retail customers, with the best and most responsive service possible. In developing these relationships over time, we build the stream of net revenue that supports the value of our shareholders’ investment in the long term.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 27 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE July 16, 2007 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	2nd Qtr 2007	2nd Qtr 2006	Change	6 Mos. 2007	6 Mos. 2006	Change
EARNINGS
Earnings-Per-Share - Basic	$0.54	$0.55	(1.8%)	$1.04	$1.05	(1.0%)
Cash Dividends-Per-Share	0.22	0.22	0.0%	0.44	0.44	0.0%
Net Income	5,332	5,639	(5.4%)	10,481	10,863	(3.5%)
Net Interest Income	15,985	16,669	(4.1%)	32,067	32,824	(2.3%)
AVERAGE BALANCES
Average Assets	$1,418,458	$1,425,001	(0.5%)	$1,410,805	$1,420,034	(0.6%)
Average Net Loans	901,364	913,213	(1.3%)	891,572	903,405	(1.3%)
Average Investment Securities	422,214	412,533	2.3%	420,610	413,504	1.7%
Average Interest-Earning Assets	1,326,199	1,328,358	(0.2%)	1,315,287	1,318,528	(0.2%)
Average Deposits	1,166,678	1,154,180	1.1%	1,152,897	1,145,167	0.7%
Average Borrowings	134,110	156,779	(14.5%)	132,325	154,532	(14.4%)
Average Interest -Bearing Liabilities	875,220	878,998	(0.4%)	863,206	878,155	(1.7%)
Average Equity	103,233	98,369	4.9%	104,614	98,772	5.9%
RATIOS
Return on Average Equity	20.66%	22.93%	(9.9%)	20.04%	22.00%	(8.9%)
Return on Average Assets	1.50%	1.58%	(5.1%)	1.49%	1.53%	(2.6%)
Average Equity/Assets	7.28%	6.90%	5.5%	7.42%	6.96%	6.6%
Net Interest Margin (FTE)	5.03%	5.15%	(2.3%)	5.08%	5.10%	(0.4%)
Efficiency Ratio	55.65%	51.78%	7.5%	55.80%	52.46%	6.4%
Tier 1 Leverage Ratio June 30	7.44%	7.35%	1.2%
Tier 1 Risk-based Capital Ratio June 30	9.58%	9.58%	0.0%
Total Risk-based Capital Ratio June 30	10.26%	10.22%	0.4%
ASSET QUALITY
during period:
Net Charge-offs (Recoveries)	$(93)	$3,366	(102.8%)	$(82)	$3,344	(102.5%)
Net Charge-offs/Average Net Loans (annual)	(0.04%)	1.47%	(102.7%)	(0.02%)	0.74%	(102.7%)
at end of period:
Non-accrual & Restructured Loans	$935	$608	53.8%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing Assets	935	608	53.8%
Allowance/Non-performing Assets	791.12%	1,165.13%	(32.1%)
Allowance/Loans, Net of Discount	0.80%	0.77%	3.9%
Net Loans/Deposits	79.94%	77.25%	3.5%
EQUITY
Shares Outstanding	9,800,692	10,251,106	(4.4%)
Common Equity	$100,039	$100,091	(0.1%)
Book Value Per Common Share	10.21	9.76	4.6%
Tangible Common Equity	99,225	99,277	(0.1%)
Tangible Book Value Per Common Share	10.12	9.68	4.5%
LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$204,114	201,398	1.3%
Commercial Real Estate Mortgages	300,390	309,778	(3.0%)
Real Estate - Construction Loans	86,305	72,083	19.7%
Residential Mortgages (1st and 2nd Liens)	166,540	138,465	20.3%
Home Equity Loans	67,464	79,774	(15.4%)
Consumer Loans	100,693	117,588	(14.4%)
Other Loans	1,046	536	95.1%

Total Loans (Net of Unearned Discounts)	$926,552	$919,622	0.8%

PRESS RELEASE July 16, 2007 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	June 30,
	2007	2006	Change
ASSETS
Cash & Due From Banks	$50,582	$59,285	(14.7%)
Federal Funds Sold	—	5,000	(100.0%)
Investment Securities:
Available for Sale, at Fair Value	403,053	395,826	1.8%
Obligations of States & Political Subdivisions	9,026	10,168	(11.2%)
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	6,621	5,497	20.4%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	419,438	412,229	1.7%
Total Loans	926,552	919,622	0.8%
Allowance for Loan Losses	7,397	7,084	4.4%

Net Loans	919,155	912,538	0.7%
Premises & Equipment, Net	21,803	22,364	(2.5%)
Accrued Interest Receivable, Net	7,790	7,173	8.6%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	19,503	23,701	(17.7%)

TOTAL ASSETS	$1,439,085	$1,443,104	(0.3%)

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$419,657	$436,508	(3.9%)
Saving, N.O.W. & Money Market Deposits	424,126	490,566	(13.5%)
Time Certificates of $100,000 or More	105,830	45,603	132.1%
Other Time Deposits	200,237	208,611	(4.0%)

Total Deposits	1,149,850	1,181,288	(2.7%)
Federal Home Loan Bank Borrowings	116,900	90,350	29.4%
Repurchase Agreements	53,790	52,835	1.8%
Dividend Payable on Common Stock	2,160	2,260	(4.4%)
Accrued Interest Payable	2,268	1,827	24.1%
Other Liabilities	14,078	14,453	(2.6%)

TOTAL LIABILITIES	1,339,046	1,343,013	(0.3%)

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,800,692 and 10,251,106 shares outstanding at June 30, 2007 and 2006, respectively)	33,911	33,884	0.1%
Surplus	20,051	19,553	2.5%
Treasury Stock at Par (3,763,699 and 3,302,630 shares, respectively)	(9,409)	(8,256)	14.0%
Retained Earnings	61,826	60,446	2.3%

	106,379	105,627	0.7%
Accumulated Other Comprehensive Loss, Net of Tax	(6,340)	(5,536)	14.5%

TOTAL STOCKHOLDERS’ EQUITY	100,039	100,091	(0.1%)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,439,085	$1,443,104	(0.3%)

PRESS RELEASE July 16, 2007 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	6/30/07	6/30/06	Change	2007	2006	Change
INTEREST INCOME
Federal Funds Sold	$34	$33	3.0%	$83	$41	102.4%
United States Treasury Securities	99	96	3.1%	198	191	3.7%
Obligations of States & Political Subdivisions	1,320	931	41.8%	2,548	1,760	44.8%
Mortgage-Backed Securities	1,957	1,935	1.1%	3,987	3,965	0.6%
U.S. Government Agency Obligations	1,218	1,222	(0.3%)	2,435	2,444	(0.4%)
Corporate Bonds & Other Securities	108	77	40.3%	208	171	21.6%
Loans	17,628	17,523	0.6%	34,937	33,784	3.4%

Total Interest Income	22,364	21,817	2.5%	44,396	42,356	4.8%
INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,232	1,266	(2.7%)	2,411	2,313	4.2%
Time Certificates of $100,000 or more	1,259	265	375.1%	2,343	462	407.1%
Other Time Deposits	2,077	1,645	26.3%	4,021	3,099	29.8%
Federal Funds Purchased & Repurchase Agreements	726	844	(14.0%)	1,441	1,506	(4.3%)
Interest on Other Borrowings	1,085	1,128	(3.8%)	2,113	2,152	(1.8%)

Total Interest Expense	6,379	5,148	23.9%	12,329	9,532	29.3%
Net-interest Income	15,985	16,669	(4.1%)	32,067	32,824	(2.3%)
Provision for Loan Losses	18	300	(94.0%)	130	600	(78.3%)

Net-interest Income After Provision	15,967	16,369	(2.5%)	31,937	32,224	(0.9%)
OTHER INCOME
Service Charges on Deposit Accounts	1,361	1,456	(6.5%)	2,676	2,854	(6.2%)
Other Service Charges, Commissions & Fees	752	768	(2.1%)	1,365	1,334	2.3%
Fiduciary Fees	339	340	(0.3%)	659	632	4.3%
Other Operating Income	106	155	(31.6%)	229	285	(19.6%)

Total Other Income	2,558	2,719	(5.9%)	4,929	5,105	(3.4%)
OTHER EXPENSE
Salaries & Employee Benefits	6,165	5,955	3.5%	12,334	12,013	2.7%
Net Occupancy Expense	980	974	0.6%	2,004	2,006	(0.1%)
Equipment Expense	563	519	8.5%	1,145	1,023	11.9%
Other Operating Expense	2,611	2,591	0.8%	5,159	4,857	6.2%

Total Other Expense	10,319	10,039	2.8%	20,642	19,899	3.7%
Income Before Provision for Income Taxes	8,206	9,049	(9.3%)	16,224	17,430	(6.9%)
Provision for Income Taxes	2,874	3,410	(15.7%)	5,743	6,567	(12.5%)

NET INCOME	$5,332	$5,639	(5.4%)	$10,481	$10,863	(3.5%)

Average:
Common Shares Outstanding	9,957,096	10,297,824	(3.3%)	10,072,696	10,326,529	(2.5%)
Dilutive Stock Options	15,463	23,817	(35.1%)	23,291	29,505	(21.1%)

Average Total	9,972,559	10,321,641	(3.4%)	10,095,987	10,356,034	(2.5%)
EARNINGS PER COMMON SHARE
Basic	$0.54	$0.55	(1.8%)	$1.04	$1.05	(1.0%)
Diluted	$0.53	$0.55	(3.6%)	$1.04	$1.05	(1.0%)